Exhibit 99.2

cytec	News & Information

Cytec Industries Inc.

Five Garret Mountain Plaza

Woodland Park, New Jersey 07424

www.cytec.com

Contact:

Jodi Allen

Investor Relations

(973) 357-3283

Release Date:    Immediate

Cytec to Acquire Advanced Composite Materials Company Umeco plc

Accelerates Cytec’s Focus on High Performance Growth Segments

Enhances Existing Industrial Market Presence in Advanced Composites and Provides Large Application Development Group

Transaction Immediately Accretive to Cytec’s Earnings Per Share

Cytec to Exceed Q1 Consensus Earnings Estimates

Woodland Park, N.J. – April 12, 2012 – Cytec Industries Inc. (NYSE: CYT) today announced its firm intention to acquire all of the outstanding shares of Umeco plc (‘Umeco’) (LSE: UMC.L), an international provider of advanced composite materials, in an all-cash transaction valued at approximately $439 million (£274.3 million based on a 1.60 exchange rate). The board of directors of Umeco intends to unanimously recommend the transaction to Umeco shareholders. The acquisition of Umeco will allow Cytec to further enhance and leverage its position as a technology leader in advanced composite materials. The transaction will expand Cytec’s presence in both aerospace and industrial applications, an area where Cytec sees excellent opportunities for growth and value creation.

“We are excited about combining Umeco with Cytec’s existing advanced composites businesses. It greatly improves our composite presence in the industrial sector, where we see tremendous potential for significant value creation in applications like automotive as customers seek to reduce weight and CO2 emissions. In addition, the acquisition also enhances our near-term composite capacity while we complete capital investments over the next few years,” said Shane Fleming, Chairman, President and Chief Executive Officer. “This transaction is consistent with our strategy to focus on profitable and growing segments where we can leverage our technological leadership. The acquisition of Umeco will provide us with additional scale, a dedicated supply chain well-tailored to the needs of the high performance industrial sector and application development capabilities that will help us respond quickly and effectively to customers’ needs.”

Neil Johnson, Non-executive Chairman of Umeco, commented, “Umeco is an excellent fit with Cytec, which can draw on Umeco’s technological capabilities, infrastructure and existing customer base as it continues to build on its industry-leading expertise in advanced composite materials. Further, the acquisition will expand and enhance Cytec’s product and service offering with the addition of the Process Materials business.”

Founded in 1917, Umeco plc is an international provider of advanced composite materials, primarily to the aerospace and defense industries, and industrial sectors such as automotive. Serving high growth, global end markets, Umeco’s Structural Materials business focuses on the development, manufacture and supply of advanced composite materials, and its Process Materials business focuses on the development, manufacture and supply of processing materials for the composites industry. Umeco is headquartered in the U.K. and reported revenues of £207 million ($332 million assuming a 1.60 exchange ratio) in its most recent financial year ended 31 March 2011.

The transaction is expected to be immediately accretive to Cytec’s earnings per share. It will extend Cytec’s portfolio of products, add new revenue streams, and enhance production capacity that will enable the combined company to leverage its strong customer relationships and partner network to expand distribution worldwide. Year one targeted synergies are in raw material costs, administrative areas and increasing aerospace revenue from added capacity which are approximately $15 million with additional synergies anticipated over time as we move through the integration process. The estimated EPS accretion for the remainder of 2012 is approximately $0.20 per share and full year 2013 is estimated at approximately $0.65 per share including synergies.

Mr. Fleming continued, “This transaction is an important step forward as we position Cytec with an industry-leading portfolio of growth businesses within our Engineered Materials and In Process Separation growth platforms. We will continue to build on our recent success in capturing new business and penetrating the market with our advanced technology solutions as we seek to deliver enhanced value to our stakeholders.”

Financing

Cytec expects to finance the acquisition using cash balances on hand, including $210 million recently drawn down under its $400 million credit revolver facility, with the objective of maintaining an investment grade profile.

Organization and Management

Upon completion of the transaction, Cytec will organize the combined assets in two separate reporting segments. Umeco’s advanced materials business will be integrated into a newly created High Performance Industrial Materials (“HPIM”) segment that will focus on non-aerospace growth markets. Cytec’s Engineered Materials (“CEM”) segment will continue to focus on aerospace growth opportunities. Cytec does not anticipate significant workforce reductions resulting from this transaction, which is intended to accelerate growth in Industrial markets and thereby create additional opportunities for profitable growth.

Terms and Approvals

Both companies’ boards of directors have unanimously approved the transaction, full details of which are contained in an announcement made today in the United Kingdom under Rule 2.7 of the U.K. Takeover Code. Each Umeco director intends to vote in favor of the transaction, as each Umeco director who holds Umeco share has irrevocably undertaken to Cytec in relation to Umeco shares in which he holds an interest. Cytec has also received irrevocable commitments from three shareholders to vote approximately 30% of Umeco’s outstanding shares in favor of the transaction. These irrevocable commitments are subject to certain conditions, further details of which are described in the Rule 2.7 announcement. The transaction is expected to close in the third quarter of 2012.

The transaction will be structured as a “scheme of arrangement” under English law, and is subject to the approval of Umeco shareholders as well as other customary closing conditions, including approvals from relevant regulatory authorities and the U.K. High Court. The acquisition will be subject to the terms and conditions set out in the announcement made today in the U.K., and subject to such further terms as will be set out in the scheme of arrangement document to be delivered to Umeco shareholders. To become effective, the scheme of arrangement requires, among other things, the approval of a majority in number of Umeco shareholders, present and voting either in person or by proxy, representing 75% or more in value of the Umeco shares held by all holders. The acquisition is also subject to customary regulatory approvals. Upon the scheme of arrangement becoming effective, it will be binding on all Umeco shareholders.

Barclays is acting as financial advisor to Cytec and Squire Sanders is acting as its legal advisor.

First Quarter Financial Update

Separately, Cytec also announced today that it estimates its adjusted earnings per share for the first quarter of 2012 to be between 45% and 50% above the current consensus analyst estimate of $0.85 per share. The key drivers for the quarter are the continued growth in the Engineered Materials and In Process Separation segments and better than expected start to the year in Coating Resins. Cytec will provide full details of the first quarter results including updated 2012 guidance in its first quarter earnings conference call scheduled for April 20, 2012 at 11:00am ET. Details for this call were provided in a separate release issued on March 29.

Investor Conference Call to be held on April 12 at 8:30 a.m. ET

Cytec will host a live conference call today, April 12 at 8:30 a.m. ET to discuss the Umeco transaction. Interested parties may listen to the conference call by dialing (888) 894-3692 (U.S. & Canada) or (706) 902-4297 (International) and using access code 70797108.

A live webcast of the conference call may be accessed through the Investor Relations section on Cytec’s web site at www.cytec.com.

A presentation will be made available shortly before the call via Cytec’s Investor Relations website. A replay of the webcast will be available for 3 weeks via Cytec’s investor relations website.

About Cytec

Cytec’s vision is to deliver specialty chemicals and materials technologies beyond our customers’ imagination. Our focus on innovation, advanced technology and application expertise enables us to develop, manufacture and sell products that change the way our customers do business. These pioneering products perform specific and important functions for our customers, enabling them to offer innovative solutions to the industries that they serve. Our products serve a diverse range of end markets including aerospace composites, structural adhesives, automotive and industrial coatings, electronics, inks, mining and plastics.

About Umeco

Umeco is an international provider of advanced composite materials primarily to the aerospace & defense, wind energy, recreation and automotive industries.

Umeco is managed through two continuing business streams:

•	Structural Materials – development, manufacture and supply of advanced composite materials; and

•	Process Materials – development, manufacture and supply of vacuum bagging materials.

Use of Non-GAAP Measures

Management believes that adjusted earnings per share, which are non-GAAP measurements, are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. Such non-GAAP measurement is not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Achieving the results described in these statements involves a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in Cytec’s filings with the Securities and Exchange Commission.

Barclays, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Cytec and Cytec UK Holdings Limited and no one else in connection with the transaction and other matters referred to in this announcement and the scheme document and will not be responsible to any person other than Cytec and Cytec UK Holdings Limited for providing the protections afforded to clients of Barclays nor for giving advice in relation to the transaction or any other matter or arrangement referred to in this announcement.